Exhibit 10.20

FORM OF ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”) dated this ____ day of ____ 2021, is entered into by and among COMPASS POINT RESEARCH & TRADING, LLC (“Compass”), as representative of the Placement Agents (as defined below), NewLake Capital Partners (the “Company”) and CADENCE BANK, N.A., as escrow agent (“Escrow Agent”). Compass and the Company are referred to herein, individually, as a “Party” and, together, as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into a Placement Agency Agreement, (the “Placement Agency Agreement”), whereby the Company will offer for sale shares of its common stock, par value $0.01 per share (the “Securities”), pursuant to a prospectus included in the Company’s registration statement on Form S-11 (Commission File No. 333-257253) (the “Offering”), through Ladenburg Thalmann & Co., Inc., Loop Capital Markets LLC and Compass, as placement agents (the “Placement Agents”);

WHEREAS, the Parties propose to establish an escrow account (the “Escrow Account”) to which subscription monies which are received by the Escrow Agent from the subscribers for the Securities (the “Investors”) or the Placement Agents in connection with the Offering (the “Subscription Funds”) are to be credited;

WHEREAS, the Parties agree that the Subscription Funds shall be held in the Escrow Account by the Escrow Agent and distributed, all in accordance with the terms of this Escrow Agreement; and

WHEREAS, the Parties acknowledge and agree that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under the Placement Agency Agreement, that all references in this Escrow Agreement to the Placement Agency Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

NOW, THEREFORE, in consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

ESCROW AMOUNT

Section 1.01. Receipt of Escrow Amount. The Investors and/or the Placement Agents will promptly deliver the Subscription Funds to the Escrow Agent following the execution of this Escrow Agreement, in immediately available funds for deposit into the Escrow Account. Subscription Funds so deposited are hereinafter referred to as “Escrow Amounts.” Upon such deposit of any Escrow Amount, the Escrow Agent shall send notice to the Parties confirming receipt of the Escrow Amount. The Escrow Account shall be held in trust and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party.

Section 1.02 Investments.

(a) The Escrow Agent is authorized and directed to deposit, transfer, and hold the Escrow Amount contained in the Escrow Account, as set forth in Exhibit A hereto.

(b) The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.

Section 1.03 Disbursements. The Escrow Agent shall distribute the Escrow Amount solely as follows:

(a) Minimum Offering Amount; Instructions. In the event that the Escrow Agent does not receive Subscription Funds of at least $                [NOTE: Insert minimum amount] prior to the Termination Date, or if Compass notifies the Escrow Agent that the Offering has been terminated, the Escrow Agent shall promptly refund to each Investor the amount of Subscription Funds received from such Investor which is then held in the Escrow Account or which thereafter clears the banking system, without interest thereon or deduction therefrom, provided, however, that Escrow Agent shall not be required to provide any refund to any Investor until Compass has provided written notice to Escrow Agent by which Compass identifies each Investor by name and address and provides each Investor’s funds transfer instructions including its bank name, bank address, ABA#, account name, and account number (each an “Investor Notice”). Escrow Agent shall be entitled to rely on, and shall not be liable for any refund provided to any Investor in accordance with, any Investor Notice even if an Investor Notice contains incorrect, incomplete or ambiguous information. The Escrow Agent shall notify the Company and Compass of its distribution of such funds. The Subscription Funds returned to each Investor shall be free and clear of any and all claims of the Company or any of its creditors.

In the event that the Escrow Agent does receive Subscription Funds of at least $                  [NOTE: Insert minimum amount] prior to the Termination Date, upon receipt by the Escrow Agent of a written instruction letter executed by Compass (the “Written Instructions”), the Escrow Agent is hereby authorized and directed to release, within one (1) Business Day, the Escrow Amount, or any portion thereof, in accordance with such Written Instructions.

(b) Judgment Disbursements. Upon receipt by the Escrow Agent of a copy of a final, non-appealable order of the United States District Court for the Northern District of Texas or any of the courts of the State of Texas, in each case located in the City of Dallas and County of Dallas, or of any courts to which an appeal may be taken from such specified courts (a “Final Decision”) directing the distribution of amounts from the Escrow Account, the Escrow Agent shall, promptly upon receipt of such Final Decision, release the amounts in the Escrow Account or any portion thereof, within three (3) Business Days, as directed in such Final Decision. In the event that the Escrow Agent obeys or complies with any such Final Decision, it shall not be liable to any of the Parties or to any other person, firm, corporation or entity should, by reason of such compliance notwithstanding, such Final Decision be subsequently reversed, modified, annulled, set aside or vacated.

(c) Remaining Funds. If on August ___, 2021 (or such earlier date as Compass shall designate by written notice to the Escrow Agent) (the “Termination Date”), the Escrow Agent has not received the Written Instructions, then the Escrow Agent shall promptly refund to each Investor the amount of Subscription Funds received from such Investor which is then held in the Escrow Account or which thereafter clears the banking system, without interest thereon or deduction therefrom; provided, however, that Escrow Agent shall not be required to provide any refund to any Investor until Compass has provided an Investor Notice for each Investor. Escrow Agent shall be entitled to rely on, and shall not be liable for any refund provided to any Investor in accordance with, any Investor Notice even if an Investor Notice contains incorrect, incomplete or ambiguous information.

(d) Form of Payment. All payments of the Escrow Amount or any portion thereof shall be made by wire transfer of immediately available funds to the accounts set forth on Schedule 1 hereto or to the accounts set forth in the Written Instructions or to the accounts set forth in the Investor Notices, as applicable.

ARTICLE 2

PAYMENT MATTERS

Section 2.01 Security Procedure For Funds Transfers. The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. Once delivered to the Escrow Agent, Exhibit B-1 may be revised or rescinded only by a writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or a rescission of any existing Exhibit B-1 is delivered to the Escrow Agent by an entity that is a successor-in-interest to a Party, such document shall be accompanied by additional documentation reasonably satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of such Party under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 2.02 Income Tax Allocation and Reporting.

(a) Except as stated herein, the Escrow Agent does not have any interest in the Escrow Amount but is serving as escrow holder only and having only possession thereof. Any payments of income and principal from the Escrow Amount shall be subject to withholding and information reporting regulations then in force with respect to federal, state or local taxes. For federal and state income tax purposes, the Company shall be treated as the owner of the Escrow Amount and thus shall take into account in filing its income tax returns all items of income, gain, loss and deduction with respect to the Escrow Amount. If and to the extent any amount of the Escrow Amount is actually distributed to Company, interest may be imputed on such amount, as required by Section 483 or 1274 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Prior to the closing of the Offering, each Party shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and/or such other forms and documents that the Escrow Agent may reasonably request. Each Party understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Code, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Amount.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of the Escrow Amount, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Amount in the Escrow Account. The Parties shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Amount and the investment thereof unless such tax, late payment, interest, penalty or other expenses was directly caused by the gross negligence, willful misconduct or fraud of the Escrow Agent. The indemnification provided by this Section 2.02(c) is in addition to the indemnification provided in Section 4.01 and shall survive the resignation or removal of the Escrow Agent.

Section 2.03 Termination. Upon the disbursement of all of the funds remaining in the Escrow Account in accordance with Section 1.03, including any interest or earnings thereon, this Escrow Agreement shall automatically terminate and be of no further force and effect.

ARTICLE 3

DUTIES OF THE ESCROW AGENT

Section 3.01 Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. References in this Escrow Agreement to any other agreement, instrument or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow, contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 3.02 Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 4.04 for any and all reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agent, representatives, attorneys, custodians and/or nominees.

Section 3.03 Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

Section 3.04 Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 3.05 No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 4

PROVISIONS CONCERNING THE ESCROW AGENT

Section 4.01 Indemnification. The Parties shall severally, but not jointly, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, and shall each pay their respective share of the same at once upon presentation of any costs incurred by Escrow Agent; unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been caused by the willful misconduct, gross negligence or fraud of the Escrow Agent. The provisions of this Section 4.01 survive the resignation or removal of the Escrow Agent.

Section 4.02 Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDIATED TO HAVE RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 4.03 Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment by the Parties of a successor escrow agent, and the Escrow Agent’s sole responsibility after the effectiveness of such resignation or removal shall be to safely keep the Escrow Amount, and to deliver the same to the successor escrow agent appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 4.04 Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company and may be deducted from any disbursement to the Company pursuant to the Written Instructions. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.

Section 4.05 Disagreements. If any conflict, disagreement or dispute arises between, among or involving any of the Parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Amount until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Amount or (ii) receives a written agreement executed by each of the Parties involved in such disagreement or dispute directing delivery of the Escrow Amount, and in each of the cases above, the Escrow Agent shall be authorized to disburse the Escrow Amount in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Amount and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action as provided under Section 4.04. The Escrow Agent shall be entitled to act on any such agreement, court order or arbitration decision without further question, inquiry or consent.

Section 4.06 Purchase or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, purchase, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 4.07 Attachment; Compliance with Legal Orders. In the event that any portion of the Escrow Amount shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Amount, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 4.08 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes, fire, flood; wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. Neither Party shall assign its interest under this Escrow Agreement without the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 5.02 Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Amount escheat by operation of law.

Section 5.03 Notices. All notices, requests, demands and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, with confirmation of delivery (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service and confirmation of delivery, (iv) by certified mail, return receipt requested, and postage prepaid, or (v) by electronic mail, return receipt requested, accompanied by a PDF signature or similar version of the relevant document bearing an authorized signature of the party or parties delivering the same. If any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited in the United States mail. If notice is given to a Party or the Escrow Agent, it shall be given at the address for such Party or the Escrow Agent set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Parties in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed.

If to Compass to:

Christopher Nealon, President

Compass Point Research & Trading, LLC

1055 Thomas Jefferson St., NW, Suite 303

Washington, DC 20007

Phone: (202) 540-7315

cnealon@compasspointllc.com

If to Company, to:

Anthony Coniglio

NewLake Capital Partners, Inc.

27 Pine Street, Suite 50

New Canaan, CT 06840

Phone: (203) 594-1402

Aconiglio@newlake.com

with a copy (which shall not constitute notice) to:

Robert K. Smith

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue, NW

Washington, D.C. 20052

(202) 955-1611

If to the Escrow Agent, to:

Cadence Bank, N.A.

2800 Post Oak Blvd. Suite 3400

Houston TX 77056

Attention: Treasury Management Client Support

Fax: (713) 871-4115

Phone: (800)-329-0289

Email: Treasurymanagement@cadencebank.com

with a copy (which shall not constitute notice) to:

Cadence Bank, N.A.

2800 Post Oak Blvd. Suite 3400

Houston TX 77056

Attn: TM3 Client Support

Phone: 833.419.4529

Email: TM3@cadencebank.com

Section 5.04 Governing Law. This Escrow Agreement, and any matter or dispute arising hereunder or in connection with this Escrow Agreement, will be governed by and construed in accordance with the laws of the state of Texas without giving effect to the laws or rules of the state of Texas relating to conflict of laws.

Section 5.05 Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Escrow Agreement or the transactions contemplated hereby or thereby may be instituted in the United States District Court for the Northern District of Texas or the courts of the State of Texas, in each case located in the City of Dallas and County of Dallas, and each Party and the Escrow Agent irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s or the Escrow Agent’s, as applicable, address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties and the Escrow Agent irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.06 Entire Agreement. This Escrow Agreement, the Placement Agency Agreement and the instruments delivered thereunder set forth the entire agreement and understanding of the Parties and the Escrow Agent related to the Escrow Amount.

Section 5.07 Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded or canceled only by a written instrument which references this Escrow Agreement executed by the Parties and the Escrow Agent.

Section 5.08 Waivers. The failure of any Party or the Escrow Agent at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any Party or the Escrow Agent of any such condition or breach of any term, covenant, representation or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this Escrow Agreement.

Section 5.09 Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 5.10 Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

Section 5.11 Delivery by Electronic Transmission. This Escrow Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by .pdf attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

COMPANY:

NEW LAKE CAPITAL PARTNERS, INC.

By:
Name:
Title:

COMPASS:

COMPASS POINT RESEARCH & TRADING, LLC

By:
	Name:	Christopher A. Nealon
	Title:	President & COO

ESCROW AGENT:

CADENCE BANK, NA

By:
	Name:	Lori Johnson
	Title:	Senior Vice President Treasury Management Sales

[Signature Page to Escrow Agreement]